UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

HARMONY MERGER CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)       Title of each class of securities to which transaction applies:

(2)       Aggregate number of securities to which transaction applies:

(3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)       Proposed maximum aggregate value of transaction:

(5)       Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)       Amount Previously Paid:

(2)       Form, Schedule or Registration Statement No.:

(3)       Filing Party:

(4)       Date Filed:

This filing consists of a press release issued by NextDecade, LLC, the proposed merger partner with Harmony Merger Corp.

July 19, 2017

NextDecade Signs MOU with Port of Cork to Develop FSRU and LNG Import Terminal Infrastructure

Parties Commit to Exclusive Collaboration for Delivery of up to

3 Million Tons of LNG per year into the Irish Gas Grid

THE WOODLANDS, Texas, USA (July 19, 2017) – NextDecade, LLC (“NextDecade”), a liquefied natural gas (“LNG”) development company focused on LNG export projects in the State of Texas, announced it has signed a Memorandum of Understanding (“MOU”) with the Port of Cork Company (“Port of Cork”) to advance a joint business development opportunity in Ireland for a new Floating Storage and Regasification Unit (“FSRU”) and associated LNG import terminal infrastructure.

NextDecade and the Port of Cork are planning a joint public event at the Port of Cork on August 2, 2017, to highlight the MOU and its potential benefits for Ireland and its regional partners. NextDecade CEO Kathleen Eisbrenner and Flex LNG CEO Jonathan Cook will meet with port officials and discuss the opportunity with local industry and political leaders.

Under the terms of the MOU, the potential development at the Port of Cork would receive LNG from NextDecade’s planned Rio Grande LNG (“RGLNG”) project in South Texas. The development would provide competitively priced energy solutions to Ireland and its regional partners under long-term contracts. If constructed, the project would substantially increase and diversify Ireland’s supply of natural gas.

The MOU commits the parties to undertake exclusive negotiations to develop the LNG import project. A key seaport in the south of Ireland, the Port of Cork is a sheltered, natural deepwater harbor capable of handling large liquids and cargo ships of all sizes.

NextDecade’s RGLNG project is optimally located in close proximity to associated and stranded gas resources in the Permian Basin and Eagle Ford Shale. RGLNG and its associated Rio Bravo Pipeline, originating in the Agua Dulce market area, are well-positioned among the second wave of U.S. LNG projects. NextDecade believes the Port of Cork facility could support imports of up to 3 mtpa from RGLNG.

In December 2016, NextDecade announced it had signed a Heads of Agreement with FSRU provider FLEX LNG (Oslo Børs: FLNG) for the joint development of a full value chain infrastructure solution utilizing FSRU and dockside regasification import technology. FLEX LNG will be supporting NextDecade to provide a fully integrated regas import solution for the proposed LNG terminal at the Port of Cork. NextDecade is in discussions with European energy companies to enter into long-term purchase contracts for delivery of LNG at the Port of Cork. Additionally, NextDecade will manage shipping from its proposed RGLNG export facility at the Port of Brownsville in South Texas to the Port of Cork.

On June 29, 2017, Harmony Merger Corp. (NASDAQ: HRMN) (“Harmony”) filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The definitive proxy statement provides detailed information regarding Harmony’s planned merger with NextDecade, which is subject to approval of Harmony’s stockholders at a special meeting on July 24, 2017. If approved by Harmony’s stockholders, following consummation of the merger, NextDecade will be a publicly listed company (NASDAQ: NEXT).

# # #

About NextDecade, LLC

NextDecade, based in The Woodlands, Texas, is a developer of LNG projects and associated pipelines in the State of Texas. NextDecade is focused on providing customers around the world with flexible solutions for low-cost, reliable LNG across the full value chain. Founded in 2010, NextDecade has a team of industry leaders with extensive experience in signing major LNG off-take deals, and developing and managing LNG, FLNG, and FSRU projects, as well as associated natural gas and electricity infrastructure around the world. Any development of its projects remains contingent upon completing required commercial agreements; acquiring all necessary permits and approvals; securing all financing commitments and potential tax incentives; achieving other customary conditions; and making a final investment decision to proceed. For more information, please visit www.next-decade.com.

About Harmony Merger Corp.

Harmony Merger Corp. (NASDAQ: HRMN) was incorporated in Delaware on May 21, 2014 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities. On March 27, 2015, Harmony consummated its initial public offering (“IPO”) of 11,500,000 units, each unit consisting of one share of common stock and one warrant to purchase one common share, and a simultaneous private placement of units to certain initial stockholders and Cantor Fitzgerald & Co., the representative of the underwriters in the IPO. Pursuant to a definitive merger agreement with NextDecade, as well as subsequent proxy materials filed with the SEC, Harmony expects to consummate a merger with NextDecade following a stockholder vote scheduled for July 24, 2017. For more information, please visit www.harmonymergercorp.com.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “believe”, “expect”, “intend”, “plan”, “potential”, and similar expressions are intended to identify forward-looking statements, and these statements may relate to the merger transaction. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the fact that the MOU is non-binding on the parties and NextDecade’s discussions with the Port of Cork does not impose any legal obligations upon either of them; the ability of NextDecade and the Port of Cork to obtain necessary legal and regulatory approvals to establish an FSRU in Ireland; the ability of the parties to enter into long-term contracts on terms acceptable to the parties or at all to deliver the LNG at the Port of Cork if the FSRU is established; uncertainties about NextDecade’s ability to complete the merger with Harmony; the development of the Rio Grande LNG export project following completion of the merger; and other matters discussed in the “Risk Factors” section of Harmony’s Definitive Proxy Statement (the “Proxy Statement”) related to the proposed merger filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2017, and any updates thereto in subsequent reports filed with the SEC. The forward-looking statements in this press release speak as of the date of this release. Although NextDecade and/or Harmony may from time to time voluntarily update prior forward-looking statements, they disclaim any commitment to do so except as required by securities laws.

IMPORTANT INFORMATION FOR STOCKHOLDERS

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. In connection with Harmony’s proposed business combination, Harmony filed and mailed to stockholders of Harmony the Proxy Statement on June 29, 2017. HARMONY STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ANY OTHER MATERIALS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION.

Harmony stockholders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Harmony and NextDecade, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Harmony will be available free of charge on Harmony’s internet website at www.harmonymergercorp.com or by contacting Harmony using the contact information below.

PARTICIPANTS IN SOLICITATION

Harmony and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Harmony’s stockholders in connection with the business combination. Stockholders are urged to carefully read the definitive proxy statement, and any other related materials that may be filed with the SEC when they become available, because they will contain important information. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Harmony’s stockholders in connection with the business combination is set forth in the definitive proxy statement. Information about Harmony’s executive officers and directors is set forth in the definitive proxy statement relating to the business combination and stockholders are encouraged to read any amendments or supplements to the definitive proxy statement and other related materials filed with the SEC. You can obtain free copies of these and other documents containing relevant information at the SEC’s web site at www.sec.gov or by directing a request to the address or phone number set forth below.

INVESTORS

Height for NextDecade | Patrick Hughes | + 1 (202) 629 0004 | phughes@heightllc.com

Harmony Merger Corp. | David Sgro | + 1 (212) 319 7676 | ds@harmonymergercorp.com

MEDIA

Ward for NextDecade | Molly LeCronier | +1 (713) 869 0707 | MLeCronier@wardcc.com